Exhibit 99.1
May 5, 2015
GenMark Diagnostics Reports Q1 Financial Results
First Quarter Revenue of $10.1 Million, Up 28% Versus Prior Year
XT-8 Installed Base Expanded by 22 to 562
European ePlex™ Launch on Track for Fourth Quarter 2015
Full Year Revenue Guidance Maintained at $38-40 Million
CARLSBAD, Calif.-(BUSINESS WIRE)- GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today reported first quarter 2015 financial results.

As previously reported, revenue for the first quarter of 2015 was $10.1 million, an increase of 28% over the prior year period. During the quarter, 22 additional XT-8 analyzers were placed in end-user laboratories, resulting in a total installed base of 562 analyzers within the U.S. market.

Gross profit for the first quarter was $6.1 million, or 61% of revenue, compared with $4.2 million, or 58% of revenue in the same period of 2014.
“Our XT-8 products continue to drive excellent revenue growth and gross margin,” said Hany Massarany, President and Chief Executive Officer of GenMark. “Last week we showcased our ePlex sample-to-answer system at major industry exhibitions in the U.S. and Europe. Customers were very enthusiastic about the functionality of ePlex, as well as the assay designs and initial data presented at these meetings. We remain on track for the European launch of ePlex in the fourth quarter of this year,” added Massarany.
Operating expenses for the first quarter of 2015 were $16.1 million compared to $13.1 million in the same period of 2014. The 24% increase was mainly driven by personnel related expenses across the organization as the Company prepares for the upcoming launch of the ePlex system.
Loss per share was $0.24 per share for the first quarter of 2015 compared to a loss of $0.21 per share in the same period of 2014.
The Company ended the quarter with $71.0 million in cash and cash equivalents and intends to continue utilizing its cash balances to invest in the global commercialization of the ePlex platform.
Business Outlook
For full year 2015, the Company continues to expect revenue in the range of $38 to $40 million and gross margin in the range of 53-55%. The Company expects to place approximately 50 XT-8 analyzers in the first half of 2015, and 25-35 additional XT-8 analyzers in the second half of the year.
The Company will be hosting a conference call to discuss first quarter 2015 results in further detail on Tuesday, May 5, 2015 starting at 4:30 p.m. Eastern Time. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 21561248 approximately five minutes prior to the start time.
ABOUT GENMARK DIAGNOSTICS

GenMark Diagnostics is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark’s proprietary eSensor® detection technology, GenMark’s eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. The eSensor® detection technology is also incorporated into GenMark’s sample-to-answer system, ePlex™. For more information, visit www.genmarkdx.com.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding the timely commercialization of our ePlex system and our future financial performance, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value)

	March 31, 2015	December 31, 2014
Current Assets
Cash and cash equivalents	$36,913	$36,855
Marketable Securities	34,041	33,651
Accounts receivable - net of allowances of $2,702 and $2,702, respectively	4,444	4,889
Inventories	2,148	2,137
Prepaid expenses and other current assets	770	575
Total current assets	78,316	78,107
Property and equipment, net	11,354	11,052
Intangible assets, net	1,806	1,870
Restricted cash	758	758
Other long-term assets	115	183
Total assets	$92,349	$91,970
Current liabilities
Accounts payable	$3,390	$3,468
Accrued compensation	3,388	5,172
Loan payable	—	—
Other current liabilities	2,832	3,653
Total current liabilities	9,610	12,293
Long-term liabilities
Deferred rent	1,402	1,445
Long term debt	9,502	—
Other non-current liabilities	249	208
Total liabilities	20,763	13,946
Stockholders’ equity
Preferred stock, $0.0001 par value; 5,000 authorized, none issued	—	—
Common stock, $0.0001 par value; 100,000 authorized; 42,128 and 41,859 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	4	4
Additional paid-in capital	343,925	340,502
Accumulated deficit	(272,341)	(262,472)
Accumulated other comprehensive loss	(2)	(10)
Total stockholders’ equity	71,586	78,024
Total liabilities and stockholders’ equity	$92,349	$91,970

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2015	2014
Revenue
Product revenue	$10,012	$7,866
License and other revenue	95	47
Total revenue	10,107	7,913
Cost of revenue	3,991	3,591
Gross profit	6,116	4,322
Operating expenses
Sales and marketing	3,693	2,979
General and administrative	3,671	2,933
Research and development	8,779	7,270
Total operating expenses	16,143	13,182
Loss from operations	(10,027)	(8,860)
Other income (expense)
Interest income	36	86
Interest expense	(73)	(1)
Other income (expense)	217	(2)
Total other income (expense)	180	83
Loss before provision for income taxes	(9,847)	(8,777)
Provision for income taxes	22	6
Net loss	$(9,869)	$(8,783)
Net loss per share, basic and diluted	$(0.24)	$(0.21)
Weighted average number of shares outstanding, basic and diluted	41,774	41,079
Other comprehensive loss
Net loss	$(9,869)	$(8,783)
Foreign currency translation adjustments	9	—
Net unrealized gains (losses) on available-for-sale investments, net of tax	(17)	12
Comprehensive loss	$(9,877)	$(8,771)

GENMARK DIAGNOSTICS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2015	2014
Operating activities
Net loss	$(9,869)	$(8,783)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	797	574
Amortization of premiums on investments	73	198
Amortization of deferred debt issuance costs	49	—
Gain on sale of investment in preferred stock	(223)	—
Stock-based compensation	2,339	1,389
Non-cash inventory adjustments	402	219
Other non-cash adjustments	20	—
Changes in operating assets and liabilities:
Accounts receivable	445	283
Inventories	(366)	169
Prepaid expenses and other assets	(216)	107
Accounts payable	(775)	(449)
Accrued compensation	(919)	10
Other liabilities	(22)	(101)
Net cash used in operating activities	(8,265)	(6,384)
Investing activities
Change in restricted cash	—	—
Purchase of available-for-sale securities	(14,797)	(13,039)
Payments for intellectual property licenses	(550)	—
Purchases of property and equipment	(411)	(1,149)
Proceeds from sales of marketable securities and preferred stock	223	5,499
Maturities of short-term investments	14,350	7,250
Net cash used in investing activities	(1,185)	(1,439)
Financing activities
Principal repayment of borrowings	(5)	(42)
Proceeds from borrowings	10,000	—
Costs associated with debt issuance	(700)	—
Proceeds from stock option exercises	222	25
Net cash provided by (used in) financing activities	9,517	(17)
Effect of exchange rate changes on cash	(9)	—
Net decrease in cash and cash equivalents	58	(7,840)
Cash and cash equivalents at beginning of period	36,855	35,723
Cash and cash equivalents at end of period	$36,913	$27,883
Non-cash investing and financing activities
Transfer of systems from property and equipment into inventory	$48	$54
Property and equipment costs incurred but not paid included in accounts payable	$818	$1,022
Supplemental cash flow disclosures
Cash paid for income taxes, net	$17	$8
Cash received for interest	$109	$284
Cash paid for interest	$73	$1

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer
760-448-4358

Source: GenMark Diagnostics, Inc.

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